Exhibit 10.1

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
2007 LONG-TERM INCENTIVE PLAN

ARTICLE I
GENERAL

Section 1.1     Purpose.

The purpose of the Gemstar-TV Guide International, Inc. 2007 Long-Term Incentive Plan (the “Plan”) is to benefit and advance the interests of Gemstar-TV Guide International, Inc., a Delaware corporation (the “Company”), and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company.

Section 1.2       Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a)  “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3(c).

(b)  “Affiliate” shall mean, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company, including, without limitation, any subsidiary; provided, that solely for the purposes of the Plan there shall be a presumption of control by the Company if the Company owns more than 20% of the value, or more than 20% of the combined voting power, of the other trade or business.

(c)  “Agreement” shall mean the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(d)  “Awards” shall mean any Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, unrestricted shares of Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above.

(e)  “Board” shall mean the Board of Directors of the Company.

(f)  “Cause” means as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties, (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

(g)  “Change of Control” means (i) the dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company to another person or entity, (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company, (iv) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) (other than an Affiliate at the time of adoption of this Plan) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company, or (v) during any period of not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period, including for these purposes (but without duplication of predecessors and successors), new members whose election or nomination was so approved.

(h)  “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(i)  “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan.

(j)  “Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.

(k)  “Date of Grant” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 1.4 hereof, or (iii) such other date as may be specified by the Committee.

(l)  “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock as set forth in Section 6.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(m)  “Effective Date” shall mean May 16, 2007.

(n)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(o)  “Expiration Date” shall mean the earlier to occur of (A) the expiration of the option period or Stock Appreciation Right period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant of the Stock Option or SAR.

(p)  “Fair Market Value” of a share of Common Stock on a given date shall mean, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date (or if no closing price was reported on that date, as applicable, on the preceding business day) on The Nasdaq Stock Market or other principal stock exchange on which the Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board in good faith.

(q)  “GAAP” shall mean generally accepted accounting principles in the United States.

(r)  “Other Awards” shall mean any form of award authorized under Section 6.2 of the Plan, other than a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, unrestricted share of Common Stock, Performance Award or Dividend Equivalent.

(s)  “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(t)  “Outstanding Stock Appreciation Right” or “Outstanding SAR” shall mean a Stock Appreciation Right granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(u)  “Participant” shall mean any employee, director or other Service Provider of the Company or any Affiliate who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an Award has been made under the Plan.

(v)  “Performance Award” shall mean any award of Performance Shares or Performance Units pursuant to Article V hereof.

(w)  “Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(x)  “Performance Period” shall mean a period of time of at least one year over which performance is measured as determined by the Committee in its sole discretion.

(y)  “Performance Share” shall mean an award granted pursuant to Article V hereof of a share of Common Stock subject to the terms and conditions set forth in the applicable Agreement.

(z)  “Performance Units” shall mean an award granted pursuant to Article V hereof, payable in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(aa)  “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or an Affiliate thereof for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability, unless the Committee determines otherwise, in its discretion; provided, however, with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

(bb)  “Restricted Stock” shall mean a share of Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(cc)  “Restricted Stock Unit” shall mean a contractual right granted to a Participant pursuant to Article IV to receive, in the discretion of the Committee, shares of Common Stock, a cash payment equal to the Fair Market Value of Common Stock or a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(dd)  “Retirement” shall mean the voluntary resignation or termination of employment after attainment of age 60 with ten years of service with the Company or any of its Affiliates.

(ee)  “Section 162(m)” shall mean Section 162(m) of the Code and the rules and regulations promulgated thereunder from time to time.

(ff)  “Section 162(m) Exception” shall mean the exception under Section 162(m) and the regulations thereunder for “qualified performance-based compensation.”

(gg)  “Section 162(m) Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(hh)  “Service” shall mean service as a Service Provider to the Company or any of its Affiliates. A change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Service Provider. Whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, whose determination shall be final, binding and conclusive.

(ii)  “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate, or an individual consultant or adviser currently providing services to the Company or an Affiliate.

(jj)  “Stock Appreciation Right” or “SAR” shall mean a contractual right granted to a Participant pursuant to Article II to receive an amount determined in accordance with Section 2.6 of the Plan, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(kk)  “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement. Stock Options may be “Incentive Stock Options” within the meaning of Section 422 of the Code or “Non-Qualified Stock Options” which do not meet the requirements of such Code section.

(ll)  “Substitute Awards” shall mean Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or with which the Company combines.

(mm)  “Termination for Cause” shall mean a termination of Service with the Company or any of its Affiliates which, as determined by the Committee, is by reason of (i) “cause” as such term or a similar term is defined in any employment agreement that is in effect and applicable to the Participant, (ii) if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, “cause” shall mean that a Participant has engaged in or committed: willful misconduct; gross negligence; theft, fraud or other illegal conduct; refusal or unwillingness to perform the duties assigned to a Participant; violation of any policy or procedure applicable to the Company and a Participant, including but not limited to the standards of business conduct and the policy prohibiting unlawful discrimination, including sexual harassment; conduct which reflects adversely upon, or making any remarks disparaging of, the Company, its board of directors or other governing body, officers, directors, advisors or employees or its parent, subsidiaries or affiliates; insubordination; any willful act that is likely to and/or which does in fact have the effect of injuring the reputation, business or a business relationship of the Company; violation of any fiduciary duty including any duty of loyalty; or breach of any term of any employment agreement.

Section 1.3     Administration of the Plan.

(a)  Board or Committee to Administer. The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board; provided that, with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; provided, however, that, if any such Committee member is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(b)  Powers of the Committee.

(i)  The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, any officer or other designee of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii)  The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award, and to determine the terms and conditions of each Award in accordance with the terms of the Plan. Except as provided in Section 2.5, 2.6(d) and Section 5.4, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c)  Delegation by the Committee. The Committee may, but need not, from time to time delegate, to the extent permitted by law, some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more members of the Board; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Article IX of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

Section 1.4     Eligible Persons.

Awards may be granted to any employee, director or other Service Provider of the Company or any of its Affiliates.

Section 1.5     Common Stock Subject to the Plan.

(a)  Plan Limit. The shares of Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. Subject to adjustment under Article VII hereof, the total number of shares of Common Stock that may be distributed under the Plan (the “Section 1.5 Limit”) shall not exceed, in the aggregate, 30,000,000 shares of Common Stock.

(b)  Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following rules apply:

(i)  In connection with the granting of an Award (other than an Award settled in dollars), the number of shares of Common Stock in respect of which the Award is granted or denominated shall be counted against the Section 1.5 Limit. Stock Appreciation Rights granted under the Plan that are settled in stock shall reduce the Section 1.5 Limit on a one-for-one basis based on the number of shares of Common Stock for which the Stock Appreciation Rights are denominated, not based on the number of shares of Common Stock actually delivered pursuant to the Stock Appreciation Rights.

(ii)  To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, the number of shares of Common Stock that shall be added back to the Section 1.5 Limit and shall again be available for Awards, shall be the corresponding number of shares of Common Stock that are (A) subject to an Award which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid and (B) subject to Awards that are instead settled in cash.

(iii)  Any shares of Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit.

Notwithstanding anything in this Section 1.5 to the contrary, in no event shall more than 30,000,000 shares of Common Stock, subject to adjustment pursuant to Article VII hereof, be granted pursuant to incentive stock options under the Plan.

Section 1.6     Section 162(m) Limits on Awards to Participants.

(a)  Limits on Certain Stock Options and Stock Appreciation Rights. The maximum aggregate number of shares of Common Stock that may be granted to any Participant during any single calendar year with respect to Stock Options or Stock Appreciation Rights that are granted at no less than 100% of Fair Market Value on the Date of Grant is 2.0 million shares (regardless of whether Stock Appreciation Rights are settled in cash, Common Stock, other Company securities or a combination thereof) unless the grant is made in the Participant’s year of hire, in which case the limit is 4.0 million shares, subject to adjustment pursuant to Article VII hereof.

(b)  Limits on other Awards. The maximum amount of Awards (other than those Awards set forth in Section 1.6(a)) intended to qualify for the Section 162(m) Exception that may be awarded to any Participant in respect of any Performance Period is $2.0 million (with respect to Awards denominated in cash) and 1.0 million shares of Common Stock (with respect to Awards denominated in shares of Common Stock), subject to adjustment pursuant to Article VII hereof.

Section 1.7     Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Common Stock). Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed (including by electronic signature) by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Agreements relating to an Award in a jurisdiction outside of the United States, and/or to adopt a schedule to the Plan regarding the terms of Awards to be granted in any such jurisdiction, (i) to comply with the laws of such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Affiliate, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

ARTICLE II

PROVISIONS APPLICABLE TO STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Section 2.1     Grants of Stock Options.

The Committee may from time to time grant to eligible employees, directors or other Service Providers of the Company or any of its Affiliates Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Stock Options shall specify the number of Stock Options granted, the Date of Grant, the exercise price of such Stock Options, whether such Stock Options are Incentive Stock Options or Non-Qualified Stock Options, the period during which such Stock Options may be exercised, any vesting schedule, any Performance Goals and any other terms that the Committee deems appropriate.

Section 2.2     Exercise Price.

The Committee shall establish the per share exercise price of a Stock Option on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided that the excess of:

(i)  the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii)  the aggregate exercise price thereof, does not exceed the excess of:

(iii)  the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv)  the aggregate exercise price of such shares.

The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VII of the Plan.

Section 2.3     Exercise of Stock Options.

(a)  Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to the Stock Options granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant).

(b)  Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised.

(c)  Exercise in the Event of Termination of Service, Retirement, Death or Permanent Disability. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the effect of a termination of Service on the rights and benefits in respect of each Stock Option granted thereunder and in so doing may make distinctions based upon the cause of termination.

(d)  Maximum Exercise Period. Anything in this Section 2.3(d) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Option shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Options may be exercised up to and including the last business day before such date.

(e)  Adjustment with Respect to Stock Options. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Options vest.

Section 2.4     Payment of Purchase Price Upon Exercise.

Every share purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Common Stock issued pursuant to the exercise of the Stock Options in cash or, in the discretion of the Committee, in shares of Common Stock, in a combination of cash or shares or in any other form of valid consideration that is acceptable to the Committee in its sole discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Company for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5     No Repricing of Stock Options.

The Committee may not “reprice” any Stock Option without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option to reduce its exercise price, (ii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option, Restricted Stock or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VII.

Section 2.6     Stock Appreciation Rights.

(a)     Generally. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards.

(b)  Stock Appreciation Rights Granted In Tandem with Stock Options. If the Stock Appreciation Right is granted in tandem with a Stock Option, such Stock Appreciation Right may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(c)  Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options. Subject to the next sentence and Section 2.6(d), Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be subject to such terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement. The Committee shall establish the per share exercise price of a Stock Appreciation Right granted alone on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Appreciation Right that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided that the excess of:

(i)  the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii)  the aggregate exercise price thereof, does not exceed the excess of:

(iii)  the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv)  the aggregate exercise price of such shares.

The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article VII of the Plan. The Committee shall establish the vesting schedule applicable to the Stock Appreciation Rights granted hereunder, whether granted alone or in tandem with Awards other than Stock Options, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The period specified by the Committee during which the Stock Appreciation Right may be exercised is the SAR period.

(d)  Exercise of Stock Appreciation Rights Granted Alone or in Tandem With Awards Other Than Stock Options in the Event of Termination of Service, Retirement, Death or Permanent Disability. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the effect of a termination of Service on the rights and benefits in respect of each Stock Appreciation Right granted thereunder and in so doing may make distinctions based upon the cause of termination.

(e)  Maximum Exercise Period. Anything in this Section 2.6(e) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Appreciation Rights shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Appreciation Rights may be exercised up to and including the last business day before such date.

(f)  Adjustment with Respect to Stock Appreciation Rights. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Appreciation Rights vest.

(g)  No Repricing of Stock Appreciation Rights. The Committee may not “reprice” Stock Appreciation Rights without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending Stock Appreciation Rights to reduce its exercise price, (ii) canceling Stock Appreciation Rights at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for Stock Appreciation Rights, Restricted Stock or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.6(f) shall prevent the Committee from making adjustments pursuant to Article VII.

ARTICLE III

PROVISIONS APPLICABLE TO RESTRICTED STOCK

Section 3.1     Grants of Restricted Stock.

The Committee may from time to time grant to eligible employees or other Service Providers Restricted Stock on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Restricted Stock shall specify the number of shares of Restricted Stock granted, the Date of Grant, the price, if any, to be paid by the Participant for such Restricted Stock, the vesting schedule (as provided for in Section 3.2 hereof) and any Performance Goals for such Restricted Stock and any other terms that the Committee deems appropriate.

Section 3.2     Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Stock granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Stock and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that time-based vesting schedules (other than time based vesting schedules following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the third anniversary of the Date of Grant, except as provided in the applicable Agreement in the case of certain terminations of Service or a Change of Control.

Section 3.3     Rights and Restrictions Governing Restricted Stock.

The Participant shall have all rights of a holder as to such shares of Common Stock (including, to the extent applicable, the right to receive dividends and to vote), subject to the following restrictions: (a) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (b) except as otherwise provided in Section 3.6 below, all unvested Restricted Stock shall be immediately forfeited upon a Participant’s termination of Service with the Company or any Affiliate for any reason or the Participant’s death, Retirement or Permanent Disability.

Section 3.4     Adjustment with Respect to Restricted Stock.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Stock vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 3.5     Delivery of Restricted Stock.

On the date on which Restricted Stock vest, all restrictions contained in the Agreement covering such Restricted Stock and in the Plan shall lapse as to such Restricted Stock. Restricted Stock Awards issued hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.6     Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the effect of a termination of Service on the rights and benefits in respect of each Restricted Stock granted thereunder and in so doing may make distinctions based upon the cause of termination.

Section 3.7     Grants of Unrestricted Stock.

Subject to the limit set forth in the proviso in Section 1.5(b) (as such limit may be adjusted under Article VII hereof), the Committee may, in its sole discretion, make awards of unrestricted Common Stock to eligible Service Providers in recognition of outstanding achievements and performance; provided, that, such awards of unrestricted Common Stock shall be in lieu of salary or cash bonuses otherwise payable to the Service Providers.

ARTICLE IV

PROVISIONS APPLICABLE TO RESTRICTED STOCK UNITS

Section 4.1     Grants of Restricted Stock Units.

The Committee may from time to time grant Restricted Stock Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Stock Unit awarded to a Participant shall correspond to one share of Common Stock. Each Agreement covering a grant of Restricted Stock Units shall specify the number of Restricted Stock Units granted, the vesting schedule (as provided for in Section 4.2 hereof) for such Restricted Stock Units and any Performance Goals and any other terms that the Committee deems appropriate.

Section 4.2     Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Stock Units granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Stock Units and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that time-based vesting schedules (other than time based vesting schedules following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the third anniversary of the Date of Grant, except as provided in the applicable Agreement in the case of certain terminations of Service or a Change of Control.

Section 4.3     Adjustment with Respect to Restricted Stock Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Stock Units vest.

Section 4.4     Settlement of Restricted Stock Units.

On the date on which Restricted Stock Units vest (unless another date is specified by the Committee in the Agreement), all restrictions contained in the Agreement covering such Restricted Stock Units and in the Plan shall lapse as to such Restricted Stock Units and the Restricted Stock Units will be payable in cash equal to the Fair Market Value of the shares subject to such Restricted Stock Units or in shares of Common Stock or in a combination of cash or shares of Common Stock. Restricted Stock Units paid in Common Stock may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.5     Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the effect of a termination of Service on the rights and benefits in respect of each Restricted Stock Unit granted thereunder and in so doing may make distinctions based upon the cause of termination.

ARTICLE V

PERFORMANCE AWARDS

Section 5.1     Grants of Performance Awards.

The Committee may from time to time grant to eligible employees or other Service Providers Performance Awards consisting of Performance Shares or Performance Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

Section 5.2     Performance Goals.

Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify for the Section 162(m) Exception, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals, on a GAAP or non-GAAP basis (the “Section 162(m) Performance Goals”): Net income, adjusted net income, EBITDA, adjusted EBITDA, OIBDA, adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. A Section 162(m) Performance Goal may be stated as a combination of one or more goals (e.g., free cash flow return on invested capital), and on an absolute or relative basis.

In addition, for any Awards not intended to qualify for the Section 162(m) Exception, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the “Performance Goals”). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Affiliate, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Section 5.3     Performance Goals on Awards other than Performance Awards.

The Committee, in its sole discretion, may also require that the grant, vesting and/or exercisability of Awards other than Performance Awards be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to Performance Goals over a Performance Period, as described in Section 5.2.

Section 5.4     Discretion to Reduce Awards.

The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify for the Section 162(m) Exception in any manner that would adversely affect the treatment of the Award under the Section 162(m) Exception.

Section 5.5     Adjustment of Calculation of Performance Goals.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section 5.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VI

DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 6.1     Dividend Equivalents.

Subject to the provisions of this Plan and any Agreement, the recipient of an Award (including, without limitation, any Award deferred pursuant to Section 8.9) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or Dividend Equivalents, with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award.

Section 6.2     Other Awards.

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

ARTICLE VII

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, consolidation, split-up, spin-off, recapitalization or Change in Control that changes the character or amount of the Common Stock, an extraordinary cash dividend or any other changes in the corporate structure, equity securities or capital structure of the Company (“Corporate Transactions”), the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award, and (iii) the maximum number and kind of securities referred to in Sections 1.5(a) and (b) and Sections 1.6(a) and (b) of the Plan, in each case, as it deems appropriate. The Committee will also make such other adjustments in order to preserve the benefits or potential benefits intended hereunder. All determinations that the Committee makes pursuant to this Article VII shall be conclusive and binding on all persons for all purposes. The Committee need not treat all types of Awards, or all Awards within the same type of Award, in the same manner under this Article VII.

Subject to the last sentence of this Article VII, upon the occurrence of Corporate Transaction that involves a Change of Control:

(i) all Options and SARs and all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. The foregoing acceleration of vesting shall not apply if provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under their respective terms, provided, however, if that if a Participant is terminated without Cause within one year of the consummation of such Corporate Transaction, such Options, SARs, Stock Units and Restricted Stock shall be fully vested and, if applicable, exercisable for the period provided in the Participant’s Agreement or such longer period as the Committee may authorize.

ARTICLE VIII

MISCELLANEOUS

Section 8.1     No Rights to Awards or Continued Employment or other Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed by or to continue in the employment or other Service of the Company or any Affiliate thereof, nor to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Affiliate thereof or interfere with or limit the right of the Company or any Affiliate thereof to modify the terms of or terminate such individual’s employment or other Service at any time for any reason.

Section 8.2     Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 8.3     Taxes.

The Company or an Affiliate thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s estate any federal, state, local or other taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise or settlement of any Award or delivery of any certificate(s) for shares of Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other taxes required to be withheld as a result of such exercise or settlement. In addition, the Committee may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of shares subject to the applicable Award, or through a “cashless exercise” procedure as described in Section 2.4. Any Participant who makes an election under Section 83(b) of the Code to have his Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 8.4     Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s estate or permitted transferee to any rights of a holder of shares of Common Stock of the Company, except as provided in Article III with respect to Restricted Stock or when and until the Participant, the Participant’s estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to the exercise or settlement of such Award.

Section 8.5     No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 8.6     Source of Payments.

The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and payments of Appreciation Value and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 8.7     Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following the Retirement, death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date an Award may be exercised is the last business day preceding the end of the exercise period.

Although the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the effect of a termination of Service on the rights and benefits in respect of each Restricted Stock Unit granted thereunder, and in so doing may make distinctions based upon the cause of termination, in most cases:

(a) following a termination of service other than Retirement, death or Permanent Disability, the Participant  will have ninety days to exercise his rights or benefits in respect of each Award;

(b) for death or Permanent Disability, the Participant or his beneficiary may exercise rights or benefits in  respect of each Awards within one year; and

(c) in cases of Retirement, Participant will have three years to exercise his rights or benefits in respect of an Award.

Section 8.8     Breach of Agreements.

The Committee may include in any Agreement a provision requiring the Participant to return gains (as defined by the Committee) realized on Awards made under the Plan in the event the Committee determines that a material breach of specified obligations under one or more written agreements between a Participant and the Company has occurred during the one year period after termination of the Participant’s Service with the Company or an Affiliate.

Section 8.9     Deferral of Awards.

The Committee may establish procedures pursuant to which the payment of any Award may be deferred.

Section 8.10     Employment of Participant by Affiliate.

Unless the Committee determines otherwise, the Service of a Participant who works for an Affiliate shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be an Affiliate.

Section 8.11     Registration Restrictions.

A Stock Option or Stock Appreciation Right shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or Stock Appreciation Right or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Stock Option or Stock Appreciation Right, and the shares of Common Stock subject to such Stock Option or Stock Appreciation Right have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock subject to a Stock Option, Stock Appreciation Right or other Award is required under any federal or state law or on any securities exchange or the consent or approval of any U.S. or foreign governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares under a Stock Option, Stock Appreciation Right or other Award, such Stock Option or Stock Appreciation Right shall not be exercised in whole or in part, and shares of Common Stock shall not be delivered pursuant to the Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

ARTICLE IX

AMENDMENT AND TERMINATION

The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of The Nasdaq Stock Market or other principal stock exchange on which the Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award. Unless previously terminated pursuant to this Article IX, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no further Awards may be granted hereunder after such date.

ARTICLE X

INTERPRETATION

Section 10.1     Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 10.2     Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 10.3     Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

Section 10.4     Parachute Taxes.

Notwithstanding any other provision of this Plan, unless an agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate (an “Other Agreement”) directly or indirectly modifies or excludes application of this paragraph, including by specifically addressing Section 280G of the Code and/or the treatment with respect to any payment or benefit to the Participant that could be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (“Benefit Arrangements”), would cause any payment or benefit to the Participant under this Plan to be considered a Parachute Payment and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

Section 10.5     Section 409A of the Code.

To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

ARTICLE XI

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.